Exhibit 8(i)

NINTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

This NINTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (the “Agreement”), dated as of November 15, 2019, by and between each registrant (each, a “Fund”, and collectively, the “Funds”) set forth in Annex 1, as may be amended from time to time, and on behalf of each share class (each a “Share Class”, and collectively, the “Share Classes”) of each Fund and its portfolios (if applicable) (each a “Portfolio”, and collectively, the “Portfolios”) set forth on the various schedules to this Agreement, as may be amended from time to time (collectively, the “Schedules”), and BlackRock Advisors, LLC (“BlackRock”) (as investment adviser and/or as administrator to certain Funds or Portfolios) and BlackRock Fund Advisors (“BFA”) (as investment adviser to certain Funds or Portfolios), effective with respect to each Fund and Portfolio as of the date indicated in the Schedules of this Agreement, as applicable. (For purposes of this Agreement, Funds with no series will be referred to as either Funds or Portfolios, and BlackRock and BFA may each be referred to as a “BlackRock Entity.”)

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company;

WHEREAS, the Funds are organized as Maryland corporations, Massachusetts business trusts, Delaware statutory trusts, or Delaware limited liability companies and are overseen by a Board of Directors or a Board of Trustees, as applicable. For ease of presentation, the Board of Directors or Board of Trustees of each Fund will be referred to herein as a “Board” or as “Directors” or “Trustees”;

WHEREAS, in exchange for fees specified in the applicable investment advisory agreement, a BlackRock Entity provides advisory services to each Fund or Portfolio;

WHEREAS, each BlackRock Entity has determined to waive certain fees and/or reimburse certain expenses of each Fund and its Portfolios, as applicable, payable pursuant to the applicable investment advisory agreement, administration agreement or distribution plan;

WHEREAS, the shareholders of the Funds will benefit from the ongoing fee waivers and/or expense reimbursements by incurring lower Fund operating expenses than they would absent such waivers/reimbursements;

WHEREAS, effective November 15, 2019, this Agreement replaces the Eighth Amended and Restated Expense Limitation Agreement, dated as of September 27, 2017.

NOW, THEREFORE, each of the parties hereto agrees:

1. EXPENSE LIMITATION.

1.1. APPLICABLE EXPENSE LIMIT. (a) With respect to the Funds or Portfolios set forth in Schedule A, to the extent that the aggregate expenses incurred by a Share Class (excluding Enumerated Expenses, as defined below) for the period beginning and ending on the dates (each, an “Applicable Period”) specified in Schedule A (“Operating Expenses”), exceed the operating expense limit set forth in Schedule A as to each Share Class (the “Operating Expense Limit”) (or such other rate as may be agreed to in writing), such excess amount (the “Excess Amount”) shall be the liability of the applicable BlackRock Entity.

(b) For purposes of this Agreement, “Enumerated Expenses” shall mean (i) interest, taxes, dividends tied to short sales, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; (ii) expenses incurred indirectly by a Portfolio as a result of investments in other investment companies and pooled investment vehicles (“acquired fund fees and expenses” or “AFFE”); (iii) other expenses attributable to, and incurred as a result of, a Portfolio’s investments; and (iv) extraordinary expenses (including litigation expenses) not incurred in the ordinary course of a Portfolio’s business.

(c) With respect to BlackRock Liquidity Funds and its Portfolios set forth in Schedule B, to the extent that the Management Fees and Miscellaneous/Other Expenses, as set forth in the applicable Portfolio’s prospectus (which for purposes of this paragraph (d) shall exclude the Enumerated Expenses), incurred by a Share Class in any Applicable Period specified in Schedule B exceed the Operating Expense Limit as specified in Schedule B, such Excess Amount shall be the liability of BlackRock.

(d) With respect to the Funds and Portfolios set forth in Schedule C, to the extent that Operating Expenses incurred by a Share Class (excluding Enumerated Expenses and after the application of the Networking and Operational/Recordkeeping Expense Limit, if applicable, provided in Section 1.5 below) in any Applicable Period specified in Schedule C exceed the Operating Expense Limit set forth in Schedule C as to each Share Class (or such other rate as may be agreed to in writing), such Excess Amount shall be the liability of BlackRock.

(e) With respect to the Portfolios set forth in Schedule D, to the extent that the Other Expenses, or Miscellaneous Other Expenses, as applicable, of such Portfolio (including any expenses of such Portfolio’s subsidiary) as defined in the applicable Portfolio’s prospectus (excluding Enumerated Expenses) incurred by a Share Class in any Applicable Period specified in Schedule D exceed the applicable limit as specified in Schedule D, such Excess Amount shall be the liability of BlackRock.

(f) In the event that any Applicable Period is for a period greater or less than one year, the Operating Expenses shall be annualized for purposes of calculating the Excess Amount.

1.2. METHOD OF COMPUTATION. To determine the applicable BlackRock Entity’s liability with respect to the Excess Amount, each day the Operating Expenses for each Share Class shall be annualized for the Applicable Period. If such annualized Operating Expenses of a Share Class for any day exceed the Operating Expense Limit of such Share Class, the applicable BlackRock Entity shall (i) waive or reduce its fees from the applicable Portfolio with respect to such Share Class for such day and/or (ii) remit to the applicable Portfolio with respect to such Share Class or Share Classes an amount that is sufficient to pay such Excess Amount, and such waiver, reduction or remittance shall occur in the month following the month in which the liability was incurred. Notwithstanding the foregoing, such waivers, reductions or remittances by the applicable BlackRock Entity shall only occur with respect to investment advisory fees and other Portfolio-level Operating Expenses if the amount to be so waived, reduced or remitted is allocated on the basis of net asset value to all shares of a Portfolio in a manner consistent with the requirements of Rule 18f-3 under the 1940 Act for the allocation of fund-wide expenses.

1.3. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each Applicable Period, an adjustment payment shall be made by the appropriate party in order that the amount of the fees waived or reduced and other payments remitted by the applicable BlackRock Entity with respect to each Share Class for the previous Applicable Period shall equal the Excess Amount.

1.4. APPLICABLE MANAGEMENT OR ADMINISTRATION FEE LIMIT. With respect to the Funds set forth in Schedules E-1 and E-2, BlackRock agrees to waive each Portfolio’s investment advisory fee or administration fee, as applicable, either by the amount specified in Schedules E-1 or E-2, as applicable, or by an amount, as applicable, such that the investment advisory fee shall equal the amount specified in Schedules E-1 or E-2, as applicable, in any Applicable Period specified in Schedules E-1 or E-2, as applicable. Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.4.

1.5. APPLICABLE NETWORKING AND OPERATIONAL / RECORDKEEPING EXPENSE LIMIT. With respect to the Funds and Portfolios set forth in Schedule F, to the extent that the networking and operational/recordkeeping fees paid to insurance companies incurred by a Share Class in any Applicable Period specified in Schedule F exceed the Operating Expense Limit as specified in Schedule F as to each Share Class (or such other rate as may be agreed to in writing), such Excess Amount shall be the liability of BlackRock. Subsections 1.2 and 1.3 and Section 2 of the Agreement shall not apply to this Section 1.5.

1.6. APPLICABLE AFFILIATED MUTUAL FUNDS AND/OR EXCHANGE-TRADED FUNDS FEE WAIVER. With respect to the Funds and Portfolios set forth in Schedule G, the applicable BlackRock Entity shall waive a portion of its investment advisory fees with respect to each Fund or Portfolio, as applicable, as set forth in Schedule G in any Applicable Period specified in Schedule G. Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.6.

1.7. INDEPENDENT EXPENSE REIMBURSEMENT.

(a) With respect to BlackRock Funds III and its Portfolios, and BlackRock Funds VI and its Portfolios set forth in Schedule H-1, in any Applicable Period specified in Schedule H-1, notwithstanding the Administration Agreement between BlackRock Funds III or BlackRock Funds VI and BlackRock, BlackRock hereby agrees to reimburse, or provide an offsetting credit against fees it is entitled to receive from, BlackRock Funds III or BlackRock Funds VI in an amount equal to the Independent Expenses, as defined in the applicable Portfolio’s prospectus.

(b) With respect to Master Investment Portfolio (“MIP”) and its Portfolios and Master Investment Portfolio II (“MIP II”) and its Portfolios set forth in Schedule H-2, in any Applicable Period specified in Schedule H-2, notwithstanding the Administration Agreement between MIP or MIP II and BlackRock, for those Portfolios of MIP or MIP II that pay an administration fee to BlackRock under such Administration Agreement, BlackRock hereby agrees to reimburse, or provide an offsetting credit against fees it is entitled to receive from, those Portfolios of MIP or MIP II in an amount equal to the Independent Expenses, as defined in the applicable Portfolio’s prospectus, allocable to those Portfolios. In addition, for those Portfolios of MIP or MIP II that do not pay an administration fee to BlackRock under such Administration Agreement, BFA agrees to cap the expenses of such Portfolios at the rate at which those Portfolios of MIP or MIP II pay an investment advisory fee to BFA.

(c) Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.7.

1.8. AFFILIATED MONEY MARKET FUNDS FEE WAIVER. With respect to the Funds and Portfolios set forth in Schedule I, in any Applicable Period specified in Schedule I, the applicable BlackRock Entity agrees to waive its investment advisory fees by the amount of investment advisory fees each Fund or Portfolio pays to such BlackRock Entity indirectly through its investment in money market funds advised by such BlackRock Entity or its affiliates. Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.8.

1.9. ACQUIRED FUND FEES AND EXPENSES REIMBURSEMENT. With respect to any Fund and its respective Portfolio as set forth in Schedule J, in any Applicable Period as set forth in Schedule J, the applicable BlackRock Entity agrees to reimburse such Portfolio for all AFFE incurred by the Portfolio, such AFFE reimbursement not to exceed the sum of the management fee and administration fee to be paid by the applicable share class.

2. RECOUPMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS BY BLACKROCK ENTITIES.

2.1. FUNDS SUBJECT TO RECOUPMENT PROVISION. With respect to any Fund and its respective Portfolios set forth in Schedule K, for the Applicable Period as set forth in Schedule K, if in any Portfolio’s fiscal year (“Fiscal Year”) during which the total assets of a Portfolio are greater than $50 million and in which BlackRock, BFA or an affiliate serves as investment adviser or administrator to the Portfolio, the estimated aggregate Operating Expenses of a Share Class of such Portfolio for the Fiscal Year are less than the

Operating Expense Limit for that Fiscal Year, the applicable BlackRock Entity shall be entitled to recoupment from such Share Class, in whole or in part as provided below, of the fees waived or reduced, expenses reimbursed and other payments remitted by the applicable BlackRock Entity to such Share Class pursuant to Section 1.1 hereof. The total amount of recoupment to which the applicable BlackRock Entity may be entitled (the “Recoupment Amount”) shall equal, at any time, the sum of all fees previously waived or reduced by such BlackRock Entity the expenses reimbursed by such BlackRock Entity and all other payments remitted by such BlackRock Entity to the Share Class, pursuant to Section 1 hereof, during any of the previous two (2) Fiscal Years, less any recoupment previously paid by such Share Class to such BlackRock Entity with respect to such waivers, reductions, reimbursements and payments during such period. The Recoupment Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Recoupment Amount. Recoupments attributable to investment advisory fees and other Portfolio-level Operating Expenses are only permissible if the amount to be recouped is allocated on the basis of net asset value to all shares of a Portfolio in a manner consistent with the requirements of Rule 18f-3 under the 1940 Act for the allocation of fund-wide expenses. The Board shall be notified quarterly of any recoupments paid to the applicable BlackRock Entity in the previous quarter.

2.2. METHOD OF COMPUTATION. To determine each Share Class’s recoupment payments, if any, to the applicable BlackRock Entity for the Recoupment Amount, each month the Operating Expenses of each Share Class shall be annualized for the Fiscal Year as of the last day of the month. If such annualized Operating Expenses of a Share Class for any month are less than the current Operating Expense Limit of such Share Class, such Share Class shall pay to the applicable BlackRock Entity an amount sufficient to increase the annualized Operating Expenses of that Share Class to an amount not to exceed either (i) the current Operating Expense Limit of that Share Class or (ii) the Operating Expense Limit of the Share Class in effect at the time that the Share Class received the applicable waiver and/or reimbursement, provided that such amount paid to the applicable BlackRock Entity will in no event exceed the total Recoupment Amount.

2.3. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each Fiscal Year, an adjustment payment shall be made by the appropriate party in order that the actual Operating Expenses of a Share Class for the prior Fiscal Year (including any Recoupment Amounts payable hereunder with respect to such Fiscal Year) do not exceed the Operating Expense Limit for that Fiscal Year.

2.4. APPLICABILITY AND TERM. Sections 2.1, 2.2 and 2.3 shall apply only to those Funds set forth in Schedule K in any Applicable Period as set forth in Schedule K. For the avoidance of doubt, the application of Sections 2.1, 2.2 and 2.3 shall terminate with respect to a Fund or a Portfolio, as applicable, once such Fund or Portfolio has been in operation for seven (7) years.

3. TERM AND TERMINATION OF AGREEMENT.

3.1. Except as specifically provided herein, including in Section 2.4 above, this Agreement shall continue in effect with respect to each Fund and each Portfolio until the date specified in the applicable Schedules, and from year to year thereafter provided such continuance is agreed to by the applicable BlackRock Entity and specifically approved by a majority of the Directors of the Fund who (i) are not “interested persons” of the Fund or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Directors”). Nevertheless, this Agreement may be terminated prior to expiration by any Fund or Portfolio with respect to such Fund or Portfolio, without payment of any penalty, upon 90 days’ prior written notice to the relevant BlackRock Entity at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund. Neither a BlackRock Entity nor a Fund shall be obligated to extend this Agreement with respect to such Fund or any Portfolio of such Fund, if applicable.

4. MISCELLANEOUS.

4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2. INTERPRETATION. Nothing herein contained shall be deemed to require a Fund or any Portfolio to take any action contrary to such Fund’s Declaration of Trust/Articles of Incorporation/Limited Liability Company Agreement, as applicable, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive such Fund’s Board of its responsibility for and control of the conduct of the affairs of such Fund or the Portfolios.

4.3. LIMITATION OF LIABILITY. The obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund or Portfolio, as applicable, shall be enforced against the assets of such Fund or Portfolio or applicable class thereof and not against the assets of any other class or any other Fund, Portfolio or other series of a Fund. It is understood and expressly stipulated that neither the shareholders or interestholders, as applicable, of a Portfolio nor the Directors of a Fund shall be personally liable hereunder.

4.4. DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the computations of net asset values or of any fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the applicable agreement between the applicable Fund and BlackRock Entity or the 1940 Act, shall have the same meaning as and be resolved by reference to such agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the

Securities and Exchange Commission (“SEC”) issued pursuant to the 1940 Act. In addition, if the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.

4.5. CERTAIN LIABILITIES. The names “BlackRock Funds,” “BlackRock Funds II,” “BlackRock Funds IV,” “BlackRock Funds V,” “BlackRock Municipal Series Trust,” and “Funds For Institutions Series” and “Trustees” of such Funds refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under Declarations of Trust dated December 22, 1988 (as amended), April 26, 2007, April 19, 2018, April 19, 2018, August 14, 1986 (as amended), and May 7, 1987 (as amended), respectively, copies of which are on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of each Fund, as may be amended from time to time (each, a “Declaration”). The obligations of “BlackRock Funds,” “BlackRock Funds II,” “BlackRock Funds IV,” “BlackRock Funds V,” “BlackRock Municipal Series Trust,” and “Funds For Institutions Series” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of each Fund personally, but bind only the Trust property (as defined in the Declaration), and all persons dealing with any Portfolio or Share Class must look solely to the Trust property belonging to such Portfolio or Share Class for the enforcement of any claims against each Fund.

4.6. AMENDMENT TO THIS AGREEMENT. This Agreement may be amended only by a written agreement signed by each of the parties to which the amendment relates. The Agreement shall become effective with respect to Funds and their Portfolios not currently listed in the Appendices to this Agreement upon obtaining the requisite approval from the applicable Fund Boards.

4.7. OTHER WAIVERS AND/OR REIMBURSEMENTS. Nothing herein shall preclude a BlackRock Entity from contractually waiving other fees and/or reimbursing expenses of any Fund or Portfolio, voluntarily waiving fees it is entitled to from any Fund or Portfolio or voluntarily reimbursing expenses of any Fund or Portfolio, as such BlackRock Entity, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by such BlackRock Entity at any time in its sole and absolute discretion without the approval of the Fund’s Board.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

EACH OF THE FUNDS SET FORTH ON ANNEX 1, AS MAY BE AMENDED FROM TIME TO TIME, EACH ON BEHALF OF ITSELF AND ON BEHALF OF THE PORTFOLIOS DESIGNATED IN THE SCHEDULES ATTACHED HERETO
By:
	Name:	John M. Perlowski
	Title:	Chief Executive Officer

BLACKROCK ADVISORS, LLC
As investment advisor and/or administrator to certain Funds and Portfolios

By:
	Name:	Neal J. Andrews
	Title:	Managing Director

BLACKROCK FUND ADVISORS
As investment adviser to certain Funds and Portfolios

By:
	Name:	Neal J. Andrews
	Title:	Managing Director

ANNEX 1

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage U.S. Total Market Fund, Inc.

BlackRock Asian Dragon Fund, Inc.

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock EuroFund

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series Fund II, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds, Inc.

BlackRock Variable Series Funds II, Inc.

Funds For Institutions Series

Managed Account Series

Managed Account Series II

Master Advantage U.S. Total Market LLC

Master Bond LLC

Master Focus Growth LLC

Master Investment Portfolio

Master Investment Portfolio II

Master Large Cap Series LLC

Quantitative Master Series LLC

SCHEDULE A

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE B

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE C

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE D

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE E-1

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE E-2

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE F

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE G

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE H

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE I

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE J

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE K

PROVIDED IN EXCEL SPREADSHEET